Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Crown Holdings, Inc., a Pennsylvania corporation (the “Company”), appoints William T. Gallagher, John W. Conway and Alan W. Rutherford as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and/or file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to all of the Company’s registration statements that are currently effective, with all exhibits thereto and other documents in connection therewith, including the following:

1.	Registration Statement on Form S-8 filed on March 16, 1994 (File No. 33-52699);

2.	Registration Statement on Form S-8 filed on April 25, 1997 (File No. 333-25837);

3.	Registration Statement on Form S-8 filed on November 12, 1998 (File No. 333-67173);

4.	Registration Statement on Form S-8 filed on April 23, 1999 (File No. 333-76935);

5.	Registration Statement on Form S-8 filed on December 18, 2000 (File No. 333-52018);

6.	Registration Statement on Form S-8 filed on March 23, 2001 (File No. 333-57506);

7.	Registration Statement on Form S-8 filed on March 23, 2001 (File No. 333-57504);

8.	Registration Statement on Form S-8 filed on January 24, 2002 (File No. 333-81302);

9.	Registration Statement on Form S-8 filed on August 4, 2002 (File No. 333-85846);

10.	Registration Statement on Form S-8 filed on August 4, 2002 (File No. 333-85842); and

11.	Registration Statement on Form S-3 filed on May 31, 1996 (File No. 333-04971).

Further, the undersigned do hereby grant unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done in and about the foregoing premises, as fully to all intents and purposes as he or they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of his or their respective substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, each of the undersigned has subscribed these presents this 27th day of February 2003.

Signature	Title

/s/ John W. Conway John W. Conway	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ Alan W. Rutherford Alan W. Rutherford	Vice Chairman of the Board, Executive Vice President, Chief Financial Officer (Principal Financial Officer)

/s/ Thomas A. Kelly Thomas A. Kelly	Vice President and Corporate Controller (Principal Accounting Officer)

/s/ Jenne K. Britell Jenne K. Britell	Director

/s/ Arnold W. Donald Arnold W. Donald	Director

/s/ Marie L. Garibaldi Marie L. Garibaldi	Director

/s/ Hans J. Loliger Hans J. Loliger	Director

/s/ John B. Neff John B. Neff	Director

/s/ Thomas A. Ralph Thomas A. Ralph	Director

/s/ Hugues du Rouret Hugues du Rouret	Director

/s/ Harold A. Sorgenti Harold A. Sorgenti	Director